Exhibit 99.1

PriceSmart Announces First Quarter Results of Operations

December Sales Also Announced

SAN DIEGO, CA (January 8, 2007) - PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the first quarter of fiscal year 2007 which ended on November 30, 2006.

For the first quarter of fiscal year 2007 net warehouse sales increased 19% to $198.1 million, from $166.5 million in the first quarter of fiscal year 2006. Total revenue for the first quarter was $202.5 million, compared to $170.0 million in the prior year. The Company had 23 warehouse clubs in operation as of November 30, 2006 and 2005.

The Company recorded operating income in the quarter of $7.2 million, compared to operating income of $3.1 million in the prior year. Net income was $4.1 million, or $.14 per diluted share, in the first quarter of fiscal 2007 compared to $2.0 million, or $.08 per diluted share, in the first quarter of fiscal 2006.

The Company also announced that for the month of December 2006, net sales increased 20.0% to $97.9 million from $81.5 million in December a year earlier. For the four months ended December 31, 2006, net sales increased 19.4% to $296.0 million from $248.0 million in the same period last year. There were 23 warehouse clubs in operation at the end of December 2006 and 2005.

For the four weeks ended December 31, 2006, comparable warehouse sales for warehouse clubs open at least 12 full months increased 23.6% compared to the same four-week period last year. For the seventeen weeks ended December 31, 2006, comparable warehouse sales increased 19.7% compared to the comparable seventeen-week period a year ago. The comparable period for the previous fiscal year ended on January 01, 2006 which was a holiday resulting in one additional sales day for the current comparable period ending on December 31, 2006.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003, 2004 and 2005, and may not be able to sustain the profitability it achieved in fiscal 2006 in future periods; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 13, 2006. The Company assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts may have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2006	2005
Revenues:
Sales:
Net warehouse club	$198,100	$166,513
Export	95	—
Membership income	3,241	2,645
Other income	1,061	816

Total revenues	202,497	169,974

Operating expenses:
Cost of goods sold:
Net warehouse club	168,498	142,520
Export	92	—
Selling, general and administrative:
Warehouse club operations	20,293	18,254
General and administrative	5,968	5,726
Preopening expenses	232	335
Asset impairment and closure costs	191	53

Total operating expenses	195,274	166,888

Operating income	7,223	3,086
Other income (expense):
Interest income	364	312
Interest expense	(355)	(721)
Other income (expense)	14	24

Total other income (expense)	23	(385)

Income from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	7,246	2,701
Provision for income taxes	(2,973)	(1,342)
Income (loss) of unconsolidated affiliate	(85)	36
Minority interest	(134)	(44)

Income from continuing operations	4,054	1,351
Discontinued operations, net of tax	18	654

Net income	$4,072	$2,005

Basic income per share – common stockholders:
Continuing operations	$0.14	$0.05
Discontinued operations, net of tax	$—	$0.03
Preferred and deemed dividends	$—	$—

Attributable to common stockholders	$0.14	$0.08

Diluted income per share – common stockholders:
Continuing operations	$0.14	$0.05
Discontinued operations, net of tax	$—	$0.03
Preferred and deemed dividends	$—	$—

Attributable to common stockholders	$0.14	$0.08

Shares used in per share computations:
Basic	28,429	25,698

Diluted	29,105	26,005

PRICESMART, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$15,261	$24,344
Short-term restricted cash	7,748	7,399
Receivables, net of allowance for doubtful accounts of $195 and $ 2,252 in 2007 and 2006, respectively	4,888	2,464
Receivables from unconsolidated affiliate	—	106
Merchandise inventories	93,730	81,157
Prepaid expenses and other current assets	9,741	8,627
Assets of discontinued operations	1,513	1,770

Total current assets	132,881	125,867

Long-term restricted cash	585	792
Property and equipment, net	165,489	155,624
Goodwill	31,801	31,279
Deferred tax asset	20,073	21,166
Other assets	1,512	4,458
Investment in unconsolidated affiliate	3,133	6,456

Total Assets	$355,474	$345,642

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$677	$1,380
Accounts payable	75,861	69,825
Accrued salaries and benefits	5,658	4,714
Deferred membership income	6,249	5,215
Income taxes payable	3,600	2,445
Other accrued expenses	13,816	11,399
Long-term debt, current portion	1,000	5,417
Liabilities of discontinued operations	143	634

Total current liabilities	107,004	101,029
Deferred tax liability	961	903
Deferred rent	1,571	1,317
Accrued closure costs	3,189	3,403

Long-term debt, related party	—	12,500

Long-term debt, net of current portion	555	20,359

Total liabilities	113,280	139,511

Minority interest	2,808	2,633
Commitments and contingencies	—	—

Stockholders’ Equity:
Common stock, $.0001 par value, 45,000,000 shares authorized; 29,421,560 and 26,403,421 shares issued and 28,983,397 and 25,968,996 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	364,774	343,018
Tax benefit from exercise of stock options	3,593	3,379
Notes receivable from stockholders	—	(29)
Accumulated other comprehensive loss	(13,914)	(13,911)
Accumulated deficit	(105,604)	(119,529)
Less: treasury stock at cost; 438,163 and 434,425 shares, respectively	(9,466)	(9,433)

Total stockholders’ equity	239,389	203,498

Total Liabilities and Stockholders’ Equity	$355,474	$345,642